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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28594, 33-9549, 2-87202, 2-80712, 33-65244
and 33-61063) of Chemed Corporation of our report dated February 5, 1996 appearing on page 17 of the 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Cincinnati, Ohio
March 28, 1996